Q1 2022 FINANCIAL RESULTS May 5, 2022 Exhibit 99.2

DISCLAIMER Forward Looking Statements This presentation contains forward looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company's results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: information or predictions concerning the Company's future financial performance, business plans and objectives, potential growth opportunities, potential pricing of products, potential market leadership, financing plans, competitive position, technological, industry or market trends and potential market opportunities; the Company’s cash and use plans and potential cash balance; and the Company’s financial guidance for 2022. These statements are based on estimates and information available to the Company at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from the Company's current expectations as a result of many factors, including, but not limited to: the impact the COVID-19 pandemic, including the potential end of the pandemic and the cessation of pandemic-related restrictions will have on demand for the Company’s products as well as its impact on its operations and the operations of its manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; the Company’s ability to build and maintain the strength of its brand among gaming and streaming enthusiasts and its ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units, as well as sophisticated new video games; fluctuations in operating results; the risk that the Company is not able to compete with competitors and/or that the gaming industry, including streaming and eSports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at manufacturing and distribution facilities of the Company or third parties; currency exchange rate fluctuations or international trade disputes resulting in the Company’s gear becoming relatively more expensive to its overseas customers or resulting in an increase in the Company’s manufacturing costs; the impact of the coronavirus on the Company’s business; and general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending. The Company assumes no obligation, and does not intend, to update these forward-looking statements, except as required by law. Investors are urged to review in detail the risks and uncertainties outlined in Corsair’s Securities and Exchange Commission filings, including but not limited to Corsair’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (once available) as well as the Risk Factors contained therein. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures, such as adjusted EBITDA, which are not recognized under the generally accepted accounting principles (“GAAP”) in the United States and designed to complement the financial information presented in accordance with GAAP in the United States because management believes such measures are useful to investors. The non-GAAP measures have limitations as analytical tools and you should not consider them in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. The non-GAAP measures used by the Company may differ from the non-GAAP measures used by other companies. The Company urges you to review the reconciliation of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in the Appendix to this presentation, and not to rely on any single financial measure to evaluate the Company's business. Market & Industry Data This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to the Company’s industry, the Company’s business and the market for the Company’s products and its future growth. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of the Company’s future performance and the future performance of the market for its products are necessarily subject to a high degree of uncertainty and risk.

MARKET UPDATE

US GAMING ENTHUSIASTS APPEAR TO BE A LEADING INDICATOR OF SELF BUILT PC DEMAND INCREASE AS GPU PRICES FALL

US COMPONENTS TAM

Pre-Pandemic (to the end of Q1'20) and Post-Pandemic (Q3'21 – Q1'22)



Millions
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
+29%
+27%
+32%
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
2019
2020
2021
2022

WORLDWIDE TOTAL PC GAMERS



1,497
1,553
1,746
1,774
1,799
1,828
1,856
1,884
2018
2019
2020
2021
2022E
2023E
2024E
2025E

GPU Price Inflation (ASP above MSRP)



200%
150%
100%
50%
0%
-50%
Price MoM Change
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
2021
2022

Data Sources:

1. Total Components Sales Revenue data: NPD North Americas - Includes: Cases, PSU, Fans and Water Cooling
2. Number of PC Gamers: DFC Intelligence Forecasts - WW PC Games Forecast 2022E
3. GPU Price Inflation: Techspot - Nvidia GPU pricing update from eBay

CORSAIR CONTINUES TO DOMINATE IN THE SELF BUILT GAMING PC SPACE Source: Corsair Management Estimates based on leading external data as of March 2022.

PERIPHERAL MARKET ALSO SHOWING LONG TERM GROWTH TRENDS Data Sources: Total Gaming Peripherals Sales Revenue data: NPD North Americas - Includes: Keyboards, Headsets, Mice Gaming Peripherals Share: NPD (North Americas) plus GFK (Europe) – 2022Q1 Market Share

Q1 2022 HIGHLIGHTS

NEW PRODUCTS – 5000T RGB & LC100 The latest addition to our celebrated range of enthusiast PC cases. Category-leading deeply-integrated RGB lighting. Capable of housing today’s most powerful PC hardware and cooling. LC100 Case Accent Lighting Triangles deliver unique visual design and customization. Comes complete with pre-installed RGB fans, RGB lights and iCue controller

MP600 PRO LPX – EXPANSION FOR SONY PLAYSTATION 5 Designed to work to provide storage upgrades for the Sony PlayStation 5 Provides excellent cooling, and meets or exceeds all requirements for the PS5 storage expansion giving flawless upgrades Rapid success in securing placements in buyers guides and recommendations

ELGATO HD60X – CAPTURE NEXT GEN CONSOLE, PC, CAMERAS AND MORE Our most accessible capture hardware, upgraded for the next generation of consoles. Captures video from all next-gen consoles, PCs, cameras, and more. High-frame rate, high resolution pass-through to enjoy games at their best while streaming. Capture at 1080p 60fps or 4K 30fps with HDR10.

THE ELGATO STREAM DECK PLATFORM CONTUNES TO EXHIBIT STRONG GROWTH Waiting for new graph

SYSTEMS BUSINESS SHOWING SOLID GROWTH

iCUE INTEGRATION TINY TINA’S WONDERLANDS Tiny Tina’s Wonderlands is our latest addition to an expanding library of iCUE integrated game software. Our first partnership with 2K Games brings together the magical world of Tiny Tina’s Wonderlands and Corsair iCUE software. Bringing immersive in-game RGB lighting integration for all players with Corsair iCUE RGB devices, enabling players to enjoy exclusive real-time lighting effects that extend the game’s actions across their entire setup.

FINANCIAL RESULTS

REVENUE DATA BY SEGMENT +52% +132% +72% YoY -30% -24% -28% YoY +45% +83% +55% YoY +8% +20% +12% YoY Note: 2019 financials are not presented on a pro-forma basis for CORSAIR’s acquisitions of Origin and SCUF in 2019.

GROSS MARGIN SEGMENT DATA Note: 2019 financials are not presented on a pro-forma basis for CORSAIR’s acquisitions of Origin and SCUF in 2019. +93% +133% +5% +19% +108% YoY +10% YoY +62% +211% +104% YoY -48% -38% -48% YoY SEGMENT GROSS PROFIT SEGMENT GROSS MARGIN

ADJUSTED EBITDA; LOW CAPEX $ in millions 0.8% 0.5% 0.6% 6.5% 12.5% 10.5% 8.8% 15.2% 0.6% 0.4% 4.1% 1.1% Capex Spend (% of Revenue) Adjusted EBITDA Margin Note: See appendix on non-GAAP reconciliations; 2019 financials are not presented on a pro-forma basis for CORSAIR’s acquisitions Origin and SCUF in 2019.

Q1 RESULTS Revenue down vs. Q1’21 which was the record first quarter buoyed by stimulus checks and pent-up demand. Revenue up 23.4% compared to Q1’20 the last pre-pandemic quarter. EMEA region accounted for over 70% of the year over year revenue decrease. Inflation, Russia and Ukraine conflict and drop in particularly European consumer sentiment dampened demand. Gross profit margin decreased from Q1’21 due to significant increases in logistics costs, especially ocean freight rates, a return of more normal promotional activity and lower absorptions on reduced revenues. Sequentially gross profit margin was roughly flat to Q4’21’s 23.9%. Note: See appendix on non-GAAP reconciliations

GAMING COMPONENTS AND SYSTEMS Q1 2022 RESULTS

Revenue decrease vs. Q1’21 primarily driven by shortage of reasonably priced GPUs and supply and logistics constraints. 6.0% revenue growth above pre-pandemic Q1’20 despite the GPU shortage holding back new builds.

The surge of activity during shelter at home does not appear to have caused a large pull forward in builds, more so entrance of new gamers building for the first time.

GPU pricing in Q1 were at ~150% of MSRP and have continued to come down towards MSRP, possibly below. Expect a surge of new build activity in 2H’22 and 2023.

Gross profit margin decreased from the record Q1’21 primarily due to significant increases in logistics costs, especially ocean freight and lower absorption on reduced volumes.

($ in millions except percentages)	Q1’22	Q1’21	Y/Y
Net Revenue	$246.5	$353.5	-30.3%
% of Total Net Revenue	64.8%	66.8%	-200 bps
Gross Profit	$47.7	$91.5	-47.8%
Gross Profit Margin	19.3%	25.9%	-660 bps

GAMER AND CREATOR PERIPHERALS Q1 2022 RESULTS Revenue decreases 23.7% vs. Q1’21, but up a healthy 76.8% above pre-pandemic Q1’20. Steamdeck and Scuf controllers outperformed the segment as a whole. Gross profit margin was down 700 bps from record Q1’21 due to supply chain and logistics costs as well as return to a normal promotional environment. Sequentially gross profit margin was up 220 bps over Q4’21 largely due to the favorable mix shift towards Elgato and Scuf branded products.

FINANCIAL GUIDANCE FY2022 (1) Given the number of risk factors, uncertainties and assumptions, many of which are discussed in slide 2, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement. Estimates should not be viewed as a substitute for our full annual financial statement and are not necessarily indicative of the results to be expected for any future period. Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking into non-GAAP measures to the most directly comparable GAAP measures without unreasonable effort because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for this period but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results. This guidance is as of May 5th, 2022.

DEBT SUMMARY During Q1’22 we used $19.5 million in net cash to acquire a 51% stake in iDisplay, $4.4 million for CAPEX and made principal debt repayment of $1.25 million. We continue to prioritize investments in new markets and R&D to bolster development efforts. Barring such opportunities we look to bring our cash back to Q3’21 or Q4’21 levels.

THANK YOU

APPENDIX

USE OF NON-GAAP FINANCIAL MEASURES To supplement the financial results presented in accordance with GAAP, this presentation includes certain non-GAAP financial information, including Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share. These are important financial performance measures for us but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the appendix. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Operating Income Reconciliations (Unaudited, in thousands, except percentages)

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Net Income and Earnings Per Share Reconciliations (Unaudited, in thousands, except per share amounts and percentages)

GAAP TO NON-GAAP RECONCILIATIONS Adjusted EBITDA Reconciliations (Unaudited, in thousands, except percentages)